Exhibit (j)










           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our report dated July 26, 2018 relating to the financial statements of AB Municipal Income Fund, Inc. (comprising, respectively the AB National Portfolio, AB High Income Municipal Portfolio, AB California Portfolio, and AB New York Portfolio) for the year ended May 31, 2018, which is incorporated by reference in this Post-Effective Amendment No. 61 to the Registration Statement (Form N-1A No. 33-07812) of AB Municipal Income Fund, Inc.




                                                         /s/ ERNST & YOUNG LLP


New York, New York
September 28, 2018